BEDFORD CURRY
                             CHARTERED ACCOUNTANTS
                                  [LETTERHEAD]



Board of Directors
La Teko Resources Ltd.
Suite 204, 180 East 2100 South
Salt Lake City, UT
U.S.A. 84115

Dear Sirs:



LETTER OF CONSENT

We hereby consent to the incorporation by reference into the registration statement on Form S-8 to be filed by La Teko Resources Ltd. of our report on the financial statements of La Teko Resources Ltd. as of December 31, 1995.

/s/ BEDFORD CURRY
Chartered Accountants

January 28, 1997